Exhibit 23.8
OUTSIDE STOCK VALUATION FIRM CONSENT
We hereby consent to reference in the prospectus in the Form S-1 of Oculus Innovative Sciences, Inc. filed with the Securities and Exchange Commission, and all amendments thereto, of our reports to Oculus Innovative Sciences, Inc. setting forth our appraisal of Oculus Innovative Sciences, Inc.’s securities, and to the use in such prospectus of our firm’s name and any statements contained in such reports, and also to the reference to our firm under the heading “Experts” in such prospectus. By giving such consent, Valuation Research Corporation does not thereby admit that it is an expert with respect to any part of Form S-1 in the meaning of the term “expert” as used in, or that VRC comes within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Justin Johnson

Valuation Research Corporation

By: Justin Johnson

Its:

Dated: August 24, 2006